UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2018 (December 13, 2018)

SCI Engineered Materials, Inc.

(Exact Name of Registrant as specified in its charter)

Ohio	0-31641	31-1210318
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

2839 Charter Street

Columbus, Ohio 43228

(614) 486-0261

(Address, including zip code, and telephone number

including area code of Registrant's

principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act of 1933 (section 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SCI Engineered Materials, Inc. (“SCI”) (SCIA: OTCQB), a global supplier and manufacturer of advanced materials for physical vapor deposition thin film applications which works closely with end users and OEMs to develop innovative, customized solutions, today announced its Board of Directors has elected Jeremy Young as President of SCI Engineered Materials, Inc., effective January 2, 2019.

Mr. Young will succeed Daniel Rooney, 64, who announced his retirement plans in May 2018. Mr. Rooney will be working closely with Mr. Young throughout the transition period which is expected to continue through approximately mid-year 2019. Upon Mr. Rooney’s retirement, Mr. Young will also become the Company’s Chief Executive Officer.

Jeremy Young, 40, has served as Vice President-Operations of SCI since June 2016 and during this period he also led implementation of the Company’s sales and marketing strategy. From December 2013 to June 2016, he was Operations Manager for the Company after serving as SCI’s Production Manager from March 2006 to December 2013. During 2004 and 2005, Mr. Young held Quality and Production management positions with Accel, Inc. He originally joined SCI as Process Chemist in August 2002 and continued in that position until September 2004. Mr. Young worked at Worthington Industries from August 1998 to August 2002. He earned a Bachelor of Science in Chemistry from Otterbein University and an MBA from Ohio University.

During the past six months a committee of the Board of Directors conducted a search for Mr. Rooney’s successor. Upon approval of the committee’s recommendation, the Board of Directors stated, “We are pleased to announce Jeremy Young’s election as President of SCI following a thorough review of internal and external candidates. He has contributed to SCI achieving its growth strategy including operational management, market strategy and product management, and helping the Company realize unprecedented financial growth. We look forward to a smooth management transition during the next several months and also want to thank Dan Rooney for his successful leadership of SCI over the past 16 years.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

Date: December 13, 2018	By:	/s/ Gerald S. Blaskie
Gerald S. Blaskie
Vice President and Chief Financial Officer